                                                                   EXHIBIT 10.27

                             COLUMBUS REALTY TRUST
                      LONG-TERM MANAGEMENT INCENTIVE PLAN
                PERFORMANCE-BASED STOCK AND DIVIDEND EQUIVALENT
                                AWARD AGREEMENT

                                       I
                                    PURPOSE
                                    -------

     The purpose of this Award Agreement (the "Award Agreement") is to reward the Participating Grantee (as defined below) for his or her service to Columbus Realty Trust and its subsidiaries (collectively, the "Company"), to promote the interests of Participating Grantee in the Company and to stimulate his or her endeavors on behalf of the Company and strengthen the desire of such individual to remain with the Company, thus advancing the interests of the Company and its shareholders by providing an incentive to those responsible for the success and growth of the Company.

                                       II
                                 EFFECTIVE DATE
                                 --------------

     This Award Agreement is dated as of November 15, 1996 (the "Effective
Date").


                                      III
                                  DEFINITIONS
                                  -----------

     For purposes of this Award Agreement, the following terms will have the definitions set forth below:

          (a) Board:  The Board of Trust Managers of the Company or any
              -----
successor board of directors or other persons serving in such capacity on behalf of the Company.

          (b) Cause:  (A) the willful and continued failure by the Participating
              -----
Grantee to substantially perform the duties of his or her position with the Company (other than any such failure resulting from the Participating Grantee's incapacity due to physical or mental illness or any such actual or anticipated failure resulting from termination by the Participating Grantee for Good Reason as defined below) for a period of 30 days after written demand for substantial performance is delivered to Participating Grantee by the Company, specifically identifying the manner in which the Company believes the Participating Grantee has not substantially performed his duties, (B) willful engaging by the Participating Grantee in conduct which is demonstrably and materially injurious to the Company, monetarily or otherwise or (C) the willful violation by Participating Grantee of the provisions of Paragraph 13 of the Employment Agreement. For purposes of this definition, no act, or failure to act, on the Participating Grantee's part shall be considered "willful" unless done, or omitted to be done, by him not in good faith and without reasonable belief that his action or omission was in the best interest of the Company and its shareholders. Notwithstanding the foregoing, the Participating Grantee shall not be deemed to have been terminated for proper "Cause" unless and until there shall have been delivered to the Participating Grantee a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters (3/4) of all of the members of the Board at a meeting of the Board called and held for such purpose (after reasonable notice to the Participating Grantee and an opportunity for the Participating Grantee, together with counsel of his choosing, to be heard before the Board not less than 10 business days after the giving of such notice), finding that in the good faith opinion of the Board, the Participating Grantee conducted himself as set forth above in clause
(A), (B) or (C) and specifying the particulars of such conduct in detail.

          (c)   Change in Control: The occurrence at any time during the term of
                -----------------
this Award Agreement of any of the following events:

          (i) The Company is merged, consolidated or reorganized into or with another corporation or other legal entity, and, as a result of such merger, consolidation or reorganization, less than a majority of the combined voting power of the then outstanding securities of the Company or such corporation or other legal entity immediately after such transaction are held in the aggregate by the holders of voting stock of the Company immediately prior to such transaction;

          (ii) The Company sells all or substantially all of its assets to any other corporation or other legal entity, of which less than a majority of the combined voting power of the then outstanding securities (entitled to vote generally in the election of directors or persons performing similar functions on behalf of such other corporation or legal entity) of such other corporation or legal entity are held in the aggregate by the holders of voting stock of the Company immediately prior to such sale;

          (iii) A Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report), each as promulgated pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") is filed, disclosing that any person (as the term "person" is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of securities representing 25% or more of the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors of the Company ("Voting Stock"); or

          (iv) During any one (1) year period, individuals who at the beginning of any such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Company's shareholders, of each member of the Board first elected during such period was approved by a vote of at least two-thirds of the members of the Board then still in office who were members of the Board at the beginning of any such period.

Notwithstanding the foregoing provisions, a "Change in Control" shall not be deemed to have occurred for purposes of this Award Agreement solely because (i) the Company, (ii) a corporation or other legal entity in which the Company directly or indirectly beneficially owns 50% or more of the voting securities of such entity, or (iii) any Company-sponsored employee stock ownership plan or any other employee benefit plan of the Company, either files or becomes obligated to file a report or a proxy statement under or in response to Schedule 13D,
Schedule 14D-1, Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) under the Exchange Act, disclosing beneficial ownership by it of shares of voting stock, whether in excess of 25% or otherwise, or because the Company reports that a change in control of the Company has or may have occurred or will or may occur in the future by reason of such beneficial ownership.

          (d)  Columbus Cost of Funds: For any period, the Company's average
               ----------------------
rate of interest paid on all funded indebtedness.

          (e)  Columbus Cumulative Total Return: For a specified period, the
               --------------------------------
total return on the Common Shares computed solely as to the Common Shares in accordance with the procedures of the National Association of Real Estate Investment Trusts ("NAREIT") specified on Exhibit "A" attached hereto,
                                          -----------
calculated to ten decimal points.

          (f)  Columbus Total Annual Return: For each calendar year, the total
               ----------------------------
return for the Common Shares computed solely as to the Common Shares in accordance with the procedures of NAREIT specified on Exhibit "A" attached
                                                      -----------
hereto, calculated to ten decimal points.

          (g)  Commission:  The Securities and Exchange Commission.
               ----------

          (h)  Committee:  The committee which has responsibility for
               ---------
administering the Plan.

          (i)  Common Shares:  The common shares of beneficial interest, par
               -------------
value $.01 per share, of the Company or such other securities into which such Common Shares may be converted, exchanged or otherwise reclassified.

          (j)  Company:  Columbus Realty Trust, a Texas real estate investment
               -------
trust.

          (k)  Disability:  The determination by the Company, upon the advice of
               ----------
an independent qualified physician, that the Participating Grantee has become physically or mentally incapable of performing the duties of his or her position with the Company and such disability has disabled the Participating Grantee for a period of six successive months.

          (l)  Dividend Equivalent:  For each calendar year, or applicable
               -------------------
portion thereof, the product of (i) the aggregate amount of dividends (whether cash or noncash) declared per outstanding Common Share during the applicable calendar year, or portion thereof, and (ii) the number of Shares potentially issuable to Participating Grantee hereunder, as such number may be adjusted from time to time in accordance with Article IX of this Award Agreement.

          (m)  Dividend Equivalent Payment Criteria: With respect to each
               ------------------------------------
calendar year, the Columbus Total Annual Return, determined on each Measurement Date for the calendar year ending immediately prior to such Measurement Date, shall exceed (by at least .00000001%) the NAREIT Equity Apartment Total Return Index for such calendar year.

          (n)  Dividend Reinvestment Plan:  The Company's Dividend Reinvestment
               --------------------------
and Share Purchase Plan, as the same shall be amended from time to time.

          (o)  Employment Agreement:  The Employment Agreement dated as of the
               --------------------
date hereof between the Company and the Participating Grantee, as in effect on the date hereof. References herein to the Employment Agreement shall remain in full force and effect, whether or not such Employment Agreement shall remain in effect or be modified or amended in any manner.

          (p)  Good Reason:  (i) the assignment to the Participating Grantee of
               -----------
any duties materially different from those contemplated by Paragraph 2 of Participating Grantee's Employment Agreement, or any limitation of the powers of the Participating Grantee in any respect not contemplated by Paragraph 2 thereof; (ii) any removal or failure by management to nominate, or, if nominated, by the shareholders to reelect, the Participating Grantee to the Board of Trust Managers, except in connection with termination of the Participating Grantee's employment for Cause or by reason of death or Disability; (iii) any removal or failure by the Board to reappoint the Participating Grantee as a member of the Executive Committee or any comparable committee of the Board, except in connection with termination of the employment for Cause or by reason of death or Disability; (iv) a material reduction in the Participating Grantee's annual base salary or other benefits (except for bonuses or similar discretionary payments) as in effect at the time in question, or any other failure by the Company to comply with Paragraph 3 of Participating Grantee's Employment Agreement; or (v) any purported termination of the

Participating Grantee's employment which is not effected pursuant to a Notice of Termination or a Notice of Expiration (as defined in the Employment Agreement) satisfying the requirements of the Employment Agreement.

          (q)  Measurement Date(s):  The 15th day of January of each of 1998,
               -------------------
1999, 2000, 2001 and 2002, provided that if such date is not a business day, the Measurement Date shall be the next succeeding business day.

          (r)  NAREIT Equity Apartment Total Return Series: The statistical
               -------------------------------------------
calculation determined by NAREIT of the weighted average total return per common share for all publicly-traded equity residential apartment real estate investment trusts, calculated to ten decimal points, determined as of December 31 of a specified year for the preceding one-year, three-year or five-year periods, as applicable, in accordance with the procedures described on Exhibit
                                                                       -------
"A" hereto, provided that if NAREIT (or any other comparable REIT industry
---
organization) no longer prepares such index, the Company shall cause such calculation to be performed by its independent public accountants in accordance with procedures described on Exhibit "A" hereto.
                             -----------

          (s)  Participating Grantee:  The individual who has signed this Award
               ---------------------
Agreement and is entitled, subject to the terms and conditions hereof, to receive the Shares pursuant to the grant under this Award Agreement.

          (t)  Plan:  The Columbus Realty Trust Long-Term Management Incentive
               ----
Plan, as the same may be amended from time to time.

          (u)  Registration Statement:  The Registration Statement on Form S-8
               ----------------------
(Registration No. 333-02276), filed with and declared effective by the Commission, as such Registration Statement may be amended and supplemented from time to time.

          (v)  Shares:  The Common Shares which may be granted to the
               ------
Participating Grantee pursuant to this Award Agreement.

          (w)  Vesting Criteria:  (a) With respect to the January 15, 2000
               ----------------
Measurement Date, the Columbus Total Cumulative Return for the three calendar years ending on the December 31 immediately preceding such Measurement Date shall exceed (by at least .00000001%) the NAREIT Equity Apartment Total Return Series for such period plus 2.0% or (b) with respect to the January 15, 2002 Measurement Date, the Columbus Total Cumulative Return for the five calendar years ending on the December 31 immediately preceding such Measurement Date shall exceed (by at least .00000001%) the NAREIT Equity Apartment Total Return Series for such period.

                                      IV
                                ADMINISTRATION
                                --------------

     This Award Agreement shall be administered by the Committee whose determinations and interpretations made in good faith on matters relating to the Award Agreement shall be conclusive and final.


                                       V
                            TERMS OF GRANT OF SHARES
                            ------------------------

     On January 15, 2000, if the Vesting Criteria has been satisfied, the Company shall issue to the Participating Grantee [AMOUNT] Shares, subject to adjustment as provided in Article IX of this Award Agreement. If the Vesting Criteria has not been satisfied on January 15, 2000, then on January 15, 2002, if the Vesting Criteria has been satisfied, the Company shall issue to the Participating Grantee [AMOUNT] Shares, subject to adjustment as provided in
Article IX of this Award Agreement.

     In addition to the foregoing, in the event that, prior to the date on which the Shares become vested and are to be issued in accordance with the foregoing provisions of this Article V, either (i) the Participating Grantee's employment with the Company is terminated by the Company without Cause, or (ii) a Change of Control occurs, all Shares shall immediately vest and be issued on the date of such occurrence.


     In addition to the foregoing, in the event that, prior to the date on which the Shares become vested and are to be issued in accordance with the foregoing provisions of this Article V, either (i) the Participating Grantee's employment with the Company is terminated as a result of his death or Disability or (ii) the Participating Grantee terminates his employment with the Company with Good Reason, the number of Shares equal to the product of (i) the percentage of the Dividend Equivalent required to be paid to Participating Grantee with respect to the Company's most recently completed calendar year preceding the date of termination, determined in accordance with Section VI hereof, and (ii) the total number of Shares issuable pursuant to this Award Agreement (as the same may have been adjusted), shall immediately vest and be issued on the date of such termination.

     Upon satisfaction of the Vesting Criteria on either January 15, 2000 or January 15, 2002, or the occurrence of any of the events described above in this Article V entitling Participating Grantee to receive all or any portion of the Shares, the Company shall issue a certificate in the name of the Participating Grantee for the applicable number of Shares to be issued pursuant to this Award Agreement. Such Shares shall be issued pursuant to the Registration Statement, free of restriction (except for any restriction resulting solely as a result of Participating Grantee's status as an executive officer or Trust Manager of the Company) and shall, on the date of issuance, be listed on the New York Stock

Exchange, or such other national securities exchange on which the Company's Common Shares are then listed.

     Commencing on the date the Vesting Criteria is satisfied or on the date of the occurrence of any of the events described above in this Article V entitling Participating Grantee to receive all or a specified portion of the Shares, the Participating Grantee shall have all of the rights of a shareholder of the Company with respect to such Shares, including the right to vote such Shares and receive the dividends and other distributions paid or made with respect to such Shares.

                                      VI
                         DIVIDEND EQUIVALENT PAYMENTS
                         ----------------------------

     On each Measurement Date the Company shall pay to the Participating Grantee, in cash or by certified check, an amount equal to a specified percentage of the Dividend Equivalent, such percentage (hereinafter, the "Applicable Percentage") to be as follows:

     (a) If the Dividend Equivalent Payment Criteria has been achieved for calendar year 1997, 30% of the Dividend Equivalent for such calendar year shall be paid to Participating Grantee on the January 15, 1998 Measurement Date and, in the event the Dividend Equivalent Payment Criteria is not achieved for a subsequent calendar year, 30% of the
                      ---
          Dividend Equivalent for such calendar year shall continue to be paid to Participating Grantee on each subsequent Measurement Date until (i) the Dividend Equivalent Payment Criteria is again satisfied or (ii) the Shares become issuable or Participating Grantee's rights with respect thereto are terminated in accordance with the terms hereof.

     (b) If the Dividend Equivalent Payment Criteria has been achieved for calendar year 1998, 45% of the Dividend Equivalent for such calendar year shall be paid to Participating Grantee on the January 15, 1999 Measurement Date and, in the event the Dividend Equivalent Payment Criteria is not achieved for a subsequent calendar year, 45% of the
                      ---
          Dividend Equivalent for such calendar year shall continue to be paid to Participating Grantee on each subsequent Measurement Date until (i) the Dividend Equivalent Payment Criteria is again satisfied or (ii) the Shares become issuable or Participating Grantee's rights with respect thereto are terminated in accordance with the terms hereof.

     (c) If the Dividend Equivalent Payment Criteria has been achieved for calendar year 1999, 60% of the Dividend Equivalent for such calendar year shall be paid to Participating Grantee on the January 15, 2000 Measurement Date and, in the event the Dividend Equivalent Payment Criteria is not achieved in a subsequent calendar year, 60% of the
                      ---
          Dividend Equivalent for such calendar year shall continue to be paid to Participating Grantee on each subsequent Measurement Date until (i) the Dividend Equivalent Payment Criteria is again satisfied or (ii) the Shares become issuable or Participating Grantee's rights with respect thereto are terminated in accordance with the terms hereof.

     (d) If the Dividend Equivalent Payment Criteria has been achieved for calendar year 2000, 75% of the Dividend Equivalent for such calendar year shall be paid to the Participating Grantee on the January 15, 2001 Measurement Date and, in the event the Dividend Equivalent Payment Criteria is not achieved in a subsequent calendar year, 75% of
                              ---
          the Dividend Equivalent shall continue to be paid to Participating Grantee on each subsequent Measurement Date until (i) the Dividend Equivalent Payment Criteria is again satisfied or (ii) the Shares become issuable or Participating Grantee's rights with respect thereto are terminated in accordance with the terms hereof.

     (e) If the Dividend Equivalent Payment Criteria has been achieved for calendar year 2001, 100% of the total applicable Dividend Equivalent for such calendar year shall be paid to Participating Grantee on the January 15, 2002 Measurement Date.

In addition to the foregoing payments of the Dividend Equivalent, on each Measurement Date the Company shall pay to Participating Grantee, in cash or by certified check, an additional amount (the "Interest Component") equal to the amount of interest which would have been earned if the Shares (or the Applicable Percentage thereof) had been issued on the date hereof and all dividends which would have been paid thereon had been invested on each of the Company's dividend payment dates at a rate equal to Columbus' Cost of Funds. Such Interest Component shall be calculated for each calendar quarter during the calendar year immediately preceding the applicable Measurement Date by multiplying (i) the Applicable Percentage by (ii) the Dividend Equivalent for such calendar quarter and all previous calendar quarters during the applicable calendar year and by
(iii) Columbus' Cost of Funds for such quarter.

     If all the Shares awarded hereunder are to be issued to Participating Grantee pursuant to the first or second paragraph of Article V hereof, then Participating Grantee shall be entitled to receive and the Company shall pay to Participating Grantee, in cash or by certified check, on the date such Shares are to be issued, an amount equal to the Dividend Equivalent for all calendar years which was not previously payable to Participating Grantee in accordance with the requirements of this Article VI, plus an additional amount (the "Reinvestment Component") equal to the value (based upon the closing price of the Common Shares on the NYSE on the date the Shares become vested and are to be issued pursuant to the first or second paragraph of Article V hereof) of the number of Common Shares which could have been purchased with dividends payable on the Shares if the Shares had been issued on the date hereof and such dividends (excluding the amount of any Dividend Equivalent previously paid to Participating Grantee but including the dividends which would have been payable on all Common Shares which could have been purchased with the dividends payable on the Shares) had been invested and reinvested continuously on each dividend payment date in Common Shares pursuant to the Dividend Reinvestment Plan.

     If less than all Shares awarded hereunder are to be issued to Participating Grantee pursuant to the third paragraph of Article V, then Participating Grantee shall be entitled to receive and the Company shall pay to Participating Grantee, in cash or by certified check, on the date such Shares are to be issued, an amount equal to the excess of (a) the product of (i) the Applicable Percentage with respect to the Company's most recently completed calendar year preceding the date of termination and (ii) the aggregate Dividend Equivalent for all calendar years (or portions thereof) preceding the date of termination, over (b) the aggregate amount of the Dividend Equivalent paid by the Company to Participating Grantee for all calendar years prior to the date on which such Shares become issuable, plus an amount equal to the Reinvestment Component determined in accordance with the immediately preceding paragraph assuming the investment and reinvestment continuously in the Dividend Reinvestment Plan of such excess amount payable to Participating Grantee.


                                      VII
                            REGISTRATION OF SHARES
                            ----------------------

     The Company covenants and agrees with Participating Grantee that, at all times during which all or any portion of Shares may be issuable to Participating Grantee hereunder, to (i) cause a sufficient number of Shares to be reserved for issuance pursuant to the Plan and (ii) cause the Registration Statement to remain effective with the Commission.

     The Company further covenants and agrees with Participating Grantee that it shall, within thirty (30) days of receipt of the written request of Participating Grantee delivered to the Secretary of the Company, cause to be filed with the Commission a registration statement (on Form S-3 or other appropriate form prescribed by the Commission) in the event such registration statement is necessary to enable Participating Grantee to freely resell to the public the Shares issued or issuable hereunder. The Company shall use its best efforts to cause the Commission to declare such registration statement effective and shall maintain such effectiveness until the earlier to occur of (i) the resale by Participating Grantee of all Shares issuable hereunder; (ii) the forfeiture or termination of all rights of Participating Grantee to receive the Shares in accordance with the terms of this Award Agreement; or (iii) the expiration of five (5) years from the date of the effectiveness of such registration statement.

                                     VIII
                             TERMINATION OF RIGHTS
                             ---------------------

     In the event that the Participating Grantee's employment with the Company is terminated for Cause or the Participating Grantee voluntarily leaves the employ of the Company (other than with Good Reason) prior to the date on which the Shares become vested and are to be issued in accordance with Article V hereof, all rights of Participating Grantee hereunder with respect to the issuance of Shares, the payment of any portion of the Dividend Equivalent for any year, or otherwise shall terminate and be of no further effect.

     In the event that the Vesting Criteria has not been satisfied on or before January 15, 2002, all rights of Participating Grantee hereunder with respect to the issuance of the Shares shall terminate and be of no further force and effect.

     In the event that, as a result of (i) termination of Participating Grantee's employment with the Company as a result of death or Disability or (ii) termination by Participating Grantee of his employment with the Company for Good Reason, a specified percentage (but less than 100%) of the Shares vest and are to be issued pursuant to Article V hereof, Participating Grantee shall have no further rights with respect to the issuance of the balance of the Shares or the payment of any portion of the Dividend Equivalent except as specifically provided in Article VI.


                                      IX
                             ADJUSTMENT OF SHARES
                             --------------------

     In the event that, prior to the delivery of all the Shares, there shall be any change in the outstanding Common Shares of the Company, through reorganization, recapitalization, reclassification, share dividend, share split, amendment to the Company's Declaration of Trust, reverse share split, or otherwise, an appropriate and proportionate adjustment shall be made in the number of Shares to be issued hereunder. Such adjustments shall be made by the Committee in good faith.


                                       X
                        WITHHOLDING OF APPLICABLE TAXES
                        -------------------------------

     The Company shall have the right to withhold from any transfer or payment made to the Participating Grantee under this Award Agreement, in cash or in stock, all federal, state, city or other taxes as may be required pursuant to any statute or governmental regulation or ruling. In connection with such withholding, the Company may make any arrangement consistent with this Award Agreement as it may deem appropriate.

                                      XI
                     NO AGREEMENT OF EMPLOYMENT OR SERVICE
                     -------------------------------------

     Nothing in this Award Agreement shall be construed as giving the Participating Grantee an agreement or understanding, express or implied, that the Company shall continue the employment or service of such individual.


                                      XII
                       AMENDMENT OF THE AWARD AGREEMENT
                       --------------------------------

     The Award Agreement may be amended in whole or in part by the Committee in its sole discretion, provided that no such action shall adversely affect or alter any right or obligation existing prior to such amendment.


                                     XIII
                          BENEFIT OF AWARD AGREEMENT
                          --------------------------

     The terms and provisions of this Award Agreement shall be binding upon, and shall inure to the benefit of, the Participating Grantee and his executors or administrators, heirs, and personal and legal representatives.


                                      XIV
                                 GOVERNING LAW
                                 -------------

     THE LAW OF THE STATE OF TEXAS SHALL BE CONTROLLING IN ALL MATTERS RELATING TO THIS AWARD AGREEMENT, AND THIS AWARD AGREEMENT AND ALL MATTERS PERTAINING HERETO SHALL BE DEEMED TO BE PERFORMABLE IN DALLAS COUNTY, TEXAS.


                                      XV
                                 SEVERABILITY
                                 ------------

     If all or any part of the Award Agreement is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not serve to invalidate any portion of the Award Agreement not declared to be unlawful or invalid. Any article or part of an article so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such article or part of an article to the full extent possible while remaining lawful and valid.

     DATED:  November 15, 1996


                                        COLUMBUS REALTY TRUST



                                        By:
                                           -------------------------------------
                                           Name:
                                                --------------------------------
                                           Title:
                                                 -------------------------------


                                        PARTICIPATING GRANTEE:



                                        ----------------------------------------
                                        NAME

                                        Address: